UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2016

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 2409, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, ModSys International Ltd. (“Modern Systems”) (www.modernsystems.com) (NASDAQ: MDSY) announced the appointment of Richard Chance to the position of Chief Financial Officer, effective April 16, 2016. Mr. Chance, age 62, is currently the company’s Director of Finance having joined the company in February 2016. Mr. Chance is a Certified Public Accountant and has over 11 years in the application modernization space. From 2003 to 2014, Mr. Chance served in a variety of roles at ATERAS, one of the companies which merged with Blue Phoenix to form Modern Systems in December 2014, most recently as Chief Financial Officer Prior to ATERAS, Mr. Chance has worked in chief financial and executive management roles with independent companies his entire career, starting in public accounting with KPMG. There are no arrangements or understandings between Mr. Chance and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Chance and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Modern Systems and Mr. Chance entered into an employment agreement, establishing his compensation as Chief Financial Officer as summarized below.

Term. The term of Mr. Chance’s employment will be one year, unless terminated earlier in accordance with the terms of Mr. Chance’s employment agreement.

Salary. As Chief Financial Officer, Mr. Chance’s base annual salary rate will be $140,000.

Annual Bonus. Mr. Chance is eligible to receive two cash bonuses of $10,000 on September 30 and $15,000 on December 31.

Sales Transaction Bonus. Mr. Chance will be eligible to receive a special bonus for a sale of all or substantially all of Modern System’s assets (“Sales Transaction”) equal to $50,000 (provided such gross consideration is in excess of $25,000,000), or $100,000 (provided such gross consideration is in excess of $35,000,000).

Equity Compensation. In connection with his appointment, Mr. Chance will receive 50,000 Restricted Stock Unit (“RSUs”) which will vest after the 12 month anniversary of the date of grant, upon the earlier to occur of (i) a sales transaction or (ii) termination of employment by the Modern Systems for any reason other than for Breach of Trust (as defined in the employment agreement). 50,000 RSUs will vest as follows: 1/20 of the RSUs will vest for each full month of service.

Benefits. Mr. Chance will be eligible for all standard company benefits, including health, dental, vision, life and disability insurance.

Notice Requirements. Modern Systems may only terminate the employment of Mr. Chance for convenience upon giving 60 days written notice (or payment for such period in lieu of notice).

The foregoing description is qualified in its entirety by reference to the full text of Mr. Chance’s employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report in Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement dated March 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date March 31, 2016	By	/s/ Matt Bell
Matt Bell
Chief Executive Officer

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Exhibit Number	Description
10.1	Employment Agreement dated March 29, 2016

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